                                                                  Exhibit (j)(2)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our report on the financial statements of AMR Investment Services Trust - International Equity Portfolio dated December 15, 2001 in the Registration Statement (Form N-1A) of American Independence Funds Trust filed with the Securities and Exchange Commission in this Post-Effective amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 333-447) and this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7505).


                                                  /s/ ERNST & YOUNG LLP


Dallas, Texas
January 29, 2002